Exhibit 10.1

AMENDMENT TO

AMENDED AND RESTATED WARRANTS TO PURCHASE STOCK

This Amendment (this “Amendment”) to Amended and Restated Warrants to Purchase Stock is made and entered into effective as of the Expiration Date (as defined in this Amendment), by and between Enumeral Biomedical Holdings, Inc., a Delaware corporation (the “Company”), and PacWest Bancorp (the “Holder”). Capitalized terms used but not otherwise defined herein shall have the same meanings as set forth in (a) that certain Amended and Restated Warrant to Purchase Stock issued by the Company to Square 1 Bank on July 31, 2014 (the “First Warrant”) and (b) that certain Amended and Restated Second Warrant to Purchase Stock issued by the Company to Square 1 Bank on July 31, 2014 (the “Second Warrant”, and together with the First Warrant, each a “Warrant” and collectively, the “Warrants”).

WHEREAS, the First Warrant entitles the Holder to purchase 54,245 shares of the Company’s common stock at an exercise price of $0.73 per share, and the Second Warrant entitles the Holder to purchase 12,329 shares of the Company’s common stock at an exercise price of $0.73 per share;

WHEREAS, the Company and the Holder desire to amend each Warrant as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties hereby agree as follows:

1.          Expiration Date. “Expiration Date” as listed on the first page of each Warrant and as otherwise used in each Warrant will mean December 12, 2016, as may be extended by the Company in its sole discretion.

2.          Exercise Price. The “Initial Exercise Price” listed on the first page of each Warrant is hereby deleted and replaced with “$0.125 per share”.

3.          Adjustments for Diluting Issuances. Section 2.4 of each Warrant is hereby deleted in its entirety.

4.          Necessary Acts. Each party to this Amendment hereby agrees to perform any further acts and to execute and deliver any further documents that may be necessary or required to carry out the intent and provisions of this Amendment and the transactions contemplated hereby.

5.          Governing Law. This Amendment will be governed by and construed under the laws of the State of North Carolina without regard to conflicts of laws principles that would require the application of any other law.

6.          Continued Validity. Except as otherwise expressly provided herein, each Warrant shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Amendment to Amended and Restated Warrants to Purchase Stock as of the Expiration Date set forth above.

ENUMERAL BIOMEDICAL HOLDINGS, INC.		PACWEST BANCORP

By:	/s/ Matthew A. Ebert	By:	/s/ Jeff Krumpoch

Name:	Matthew A. Ebert	Name:	Jeff Krumpoch

Title:	General Counsel	Title:	SVP/Corporate Controller